                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):   September 15, 1999
                                                       ------------------------


                                   AMFM Inc.
                          ----------------------------
                          (Exact Name of Registrant as
                             Specified in Charter)


                                   001-15145
                                   ---------
                             (Commission File No.)


                                   75-2247099
                                   ----------
                                 (IRS Employer
                              Identification No.)


                                    Delaware
                                    --------
                          (State or Other Jurisdiction
                               of Incorporation)



                          1845 Woodall Rodgers Freeway
                                   Suite 1300
                              Dallas, Texas 75201
                              -------------------
                             (Address of Principal
                               Executive Offices)


                                 (214) 922-8700
                                 --------------
                            (Registrant's telephone
                          number, including area code)

ITEM 2.   Acquisition or Disposition of Assets.

On September 15, 1999, Chancellor Media Corporation of Los Angeles ("CMCLA"), an indirect wholly-owned subsidiary of AMFM Inc. (formerly Chancellor Media Corporation) consummated the sale of all of the outstanding common stock of Chancellor Media Outdoor Corporation and Chancellor Media Whiteco Outdoor Corporation, which together held all of AMFM Inc.'s assets used in its outdoor advertising business, to Lamar Advertising Company ("Lamar"). Under the terms of the stock purchase agreement and related agreements, CMCLA received cash proceeds of $700.0 million, subject to a net working capital adjustment, and 26,227,273 shares of Lamar Class A common stock, par value $.01 per share. The sales price was determined by AMFM through arms-length negotiations with Lamar.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

   7(b)  Unaudited Pro Forma Financial Information

         Unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X as of June 30, 1999 and for the year ended December 31, 1998 and the six months ended June 30, 1999 is filed herewith beginning on page P-1.

   7(c)  Exhibits

         2.57(a)    --   Stock Purchase Agreement, dated as of June 1, 1999, by
                         and between Lamar Advertising Company and Chancellor
                         Media Corporation of Los Angeles.

         2.58(a)    --   Subscription Agreement, dated as of June 1, 1999,
                         by and between Lamar Advertising Company and Chancellor Media Corporation of Los Angeles.

         2.59(a)    --   Voting Agreement, dated as of June 1, 1999, by and
                         among Lamar Advertising Company, Chancellor Media
                         Corporation of Los Angeles and Reilly Family
                         Limited Partnership.

         2.61(b)    --   Second Amended and Restated Stock Purchase Agreement
                         dated as of August 11, 1999 by and among Lamar
                         Advertising Company, Lamar Media Corp., Chancellor
                         Mezzanine Holdings Corporation and Chancellor Media
                         Corporation of Los Angeles.

         2.62(b)    --   Registration Rights Agreement dated as of
                         August 11, 1999 among Lamar Advertising Company,
                         Chancellor Media Corporation of Los Angeles and
                         Chancellor Mezzanine Holdings Corporation.

         2.63(b)    --   Stockholders Agreement dated as of August 11, 1999
                         among Lamar Advertising Company and certain of its stockholders.

         2.64(b)    --   Second Amended and Restated Voting Agreement, dated as
                         of August 11, 1999, among Lamar Advertising Company,
                         Chancellor Media Corporation of Los Angeles, Chancellor
                         Mezzanine Holdings Corporation and Reilly Family
                         Limited Partnership.

- ---------------------------

(a) Incorporated by reference to Exhibits 2.1, 2.2 and 2.3 to the Current Report on Form 8-K of Chancellor Media Corporation, filed on
         June 8, 1999.

(b) Incorporated by reference to the Quarterly Report on Form 10-Q of AMFM Inc. for the quarterly period ending June 30, 1999.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, AMFM Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


AMFM INC.



By:   /s/ W. Schuyler Hansen
   --------------------------
      W. Schuyler Hansen
      Senior Vice President and
      Chief Accounting Officer



Date: September 29, 1999

                                   AMFM INC.

                        PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma financial information of AMFM Inc. (together with its subsidiaries, the "Company") reflects the combination of consolidated historical financial data of the Company and each of the significant radio transactions completed by the Company during 1998 and 1999 and the disposition of the Company's outdoor advertising division. The outdoor advertising division commenced operations in July 1998 with the acquisition of Martin Media L.P., Martin & MacFarlane, Inc. and certain affiliated companies ("Martin") and further expanded its outdoor presence with the acquisition of the outdoor advertising division of Whiteco Industries, Inc. ("Whiteco") in December 1998 and other outdoor acquisitions. The unaudited pro forma balance sheet data at June 30, 1999 presents adjustments for the significant transactions completed subsequent to June 30, 1999 as if each such transaction had occurred at June 30, 1999. The unaudited pro forma statement of operations data for the year ended December 31, 1998 and for the six months ended June 30, 1999 excludes extraordinary items and presents adjustments for (a) the sale of the Company's outdoor advertising division to Lamar Advertising Company (the "Lamar Transaction"), (b) the merger between the Company and Capstar Broadcasting Corporation (the "Capstar Merger"), including the effect of significant transactions completed by Capstar Broadcasting Corporation ("Capstar") during 1998 and 1999, (c) the acquisition of KKFR-FM and KFYI-AM in Phoenix from The Broadcast Group, Inc. (the "Phoenix Acquisition") and (d) the disposition of WMVP-AM in Chicago to ABC, Inc., as if each such transaction occurred on January 1, 1998. Pro forma adjustments relating to the acquisitions of Martin and Whiteco have not been included in the pro forma financial statements due to the sale of the Company's outdoor advertising division.

     The purchase method of accounting has been used in the preparation of the unaudited pro forma financial information. Under this method of accounting, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. For purposes of the unaudited pro forma financial information, the purchase prices of the assets acquired have been allocated based primarily on publicly available information or information furnished by management of the acquired assets. The final allocation of the respective purchase prices of the assets acquired are determined a reasonable time after consummation of such transactions and are based on a complete evaluation of the assets acquired and liabilities assumed. Accordingly, the information presented herein may differ from the final purchase price allocation; however, such allocations are not expected to differ materially from the preliminary amounts.

     In the opinion of the Company's management, all adjustments have been made that are necessary to present fairly the pro forma data.

     The unaudited pro forma financial information should be read in conjunction with the respective financial statements and related notes thereto of the Company which have previously been reported. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have been achieved had the transactions reflected therein been consummated as of the dates indicated, or of the results of operations or financial positions for any future periods or dates.

                                   AMFM INC.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                AT JUNE 30, 1999
                                 (IN THOUSANDS)

                                                                                                                        PRO FORMA
                                                            PRO FORMA     COMPANY AS                    PRO FORMA      ADJUSTMENTS
                                                           ADJUSTMENTS     ADJUSTED                    ADJUSTMENTS       FOR THE
                                              COMPANY       FOR THE        FOR THE      CAPSTAR         FOR THE          OTHER
                                             HISTORICAL      LAMAR          LAMAR      HISTORICAL       CAPSTAR        COMPLETED
                                             AT 6/30/99  TRANSACTION(1)  TRANSACTION    AT 6/30/99      MERGER       TRANSACTION(6)
                                             ----------  -------------- ------------   -----------    -----------    ---------------
ASSETS:
Current assets.............................. $  481,304  $   (54,411)    $   426,893   $   157,907    $        --         $     --
Property and equipment, net.................  1,365,438   (1,173,743)        191,695       266,480             --            4,840
Intangible assets, net......................  5,206,972     (504,426)      4,702,546     4,438,811      1,604,026 (2)       85,160
Equity investment in affiliate..............         --    1,127,389       1,127,389            --             --               --
Other assets................................    361,218       (6,410)        354,808        43,261       (150,000)(3)           --
                                             ----------  -----------     -----------   -----------    -----------         --------
        Total assets........................ $7,414,932  $  (611,601)    $ 6,803,331   $ 4,906,459    $ 1,454,026         $ 90,000
                                             ==========  ===========     ===========   ===========    ===========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued expenses....... $  221,902  $   (20,119)    $   201,783   $    91,720    $        --         $     --
Current portion of long-term debt...........         --           --              --        66,883             --               --
                                             ----------  -----------     -----------   -----------    -----------         --------
        Total current liabilities...........    221,902      (20,119)        201,783       158,603             --               --
Long-term debt, excluding current portion...  4,420,000     (680,000)      3,740,000     1,956,398         72,039 (2)       90,000
                                                                                                         (150,000)(3)
                                                                                                           20,000 (4)
Deferred tax liabilities....................    443,701      (32,132)        411,569     1,215,538        282,075 (2)           --
Other liabilities...........................     49,402       (1,753)         47,649            --             --               --
                                             ----------  -----------     -----------   -----------    -----------         --------
        Total liabilities...................  5,135,005     (734,004)      4,401,001     3,330,539        224,114           90,000
Redeemable preferred stock..................         --           --              --       278,627         34,210 (2)           --

STOCKHOLDERS' EQUITY:
Preferred stock.............................    409,500           --         409,500            --             --               --
Common stock................................      1,436           --           1,436         1,078           (542)(2)           --
Additional paid-in capital..................  2,280,041           --       2,280,041     1,510,271        975,693 (2)           --
                                                                                                           13,221 (5)
Stock subscriptions receivable..............         --           --              --        (2,826)            --               --
Unearned compensation.......................         --           --              --        (3,900)            --               --
Accumulated deficit.........................   (411,050)     122,403        (288,647)     (207,330)       240,551 (2)           --
                                                                                                          (20,000)(4)
                                                                                                          (13,221)(5)
                                             ----------  -----------     -----------   -----------    -----------         --------
        Total stockholders' equity..........  2,279,927      122,403       2,402,330     1,297,293      1,195,702               --
                                             ----------  -----------     -----------   -----------    -----------         --------
        Total liabilities and stockholders'
          equity............................ $7,414,932  $  (611,601)    $ 6,803,331   $ 4,906,459    $ 1,454,026         $ 90,000
                                             ==========  ===========     ===========   ===========    ===========         ========





                                                     COMPANY
                                                    PRO FORMA
                                                   -----------
ASSETS:
Current assets..............................       $   584,800
Property and equipment, net.................           463,015
Intangible assets, net......................        10,830,543
Equity investment in affiliate..............         1,127,389
Other assets................................           248,069
                                                   -----------
        Total assets........................       $13,253,816
                                                   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued expenses.......       $   293,503
Current portion of long-term debt...........            66,883
                                                   -----------
        Total current liabilities...........           360,386
Long-term debt, excluding current portion...         5,728,437

Deferred tax liabilities....................         1,909,182
Other liabilities...........................            47,649
                                                   -----------
        Total liabilities...................         8,045,654
Redeemable preferred stock..................           312,837

STOCKHOLDERS' EQUITY:
Preferred stock.............................           409,500
Common stock................................             1,972
Additional paid-in capital..................         4,779,226
Stock subscriptions receivable..............            (2,826)
Unearned compensation.......................            (3,900)
Accumulated deficit.........................          (288,647)
                                                   -----------
        Total stockholders' equity..........         4,895,325
                                                   -----------
        Total liabilities and stockholders'
          equity............................       $13,253,816
                                                   ===========

      See accompanying notes to Unaudited Pro Forma Financial Information

                                    AMFM INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                             COMPANY       CAPSTAR AS
                                                                           PRO FORMA       AS ADJUSTED    ADJUSTED FOR
                                                            LAMAR       ADJUSTMENTS FOR      FOR THE     THE COMPLETED
YEAR ENDED                               COMPANY          TRANSACTION      THE LAMAR          LAMAR         CAPSTAR
DECEMBER 31, 1998                       HISTORICAL(7)    HISTORICAL(8)    TRANSACTION      TRANSACTION    TRANSACTIONS(12)
- -----------------                      ------------      -------------  ----------------  -------------  ---------------
Gross revenues ......................  $  1,440,357      $  (52,750)    $       --        $ 1,387,607      $   688,815
Less: agency commissions ............      (166,501)          5,145             --           (161,356)         (62,195)
                                       ------------      ----------     ----------        -----------      -----------
Net revenues ........................     1,273,856         (47,605)            --          1,226,251          626,620
Operating expenses excluding
 depreciation and amortization ......       682,061         (23,505)            --            658,556          359,014
Depreciation and amortization .......       446,338         (25,990)            --            420,348          133,223

Corporate general and
 administrative .....................        36,722          (1,981)            --             34,741           26,918
Stock option compensation............            --              --             --                 --           21,260
Merger, nonrecurring and systems
 development expense ................        63,661              --             --             63,661           20,433
                                       ------------      ----------     ----------        -----------      -----------
Operating income (loss) .............        45,074           3,871             --             48,945           65,772
Interest expense ....................       217,136            (105)        45,819  (9)       262,850          160,186

Interest income .....................       (15,650)             --             --            (15,650)          (3,775)
Gain on disposition of assets .......      (123,845)             --             --           (123,845)              --
Gain on disposition of
 representation contracts ...........       (32,198)             --             --            (32,198)              --
Loss on investment in limited
 liability companies.................            --              --             --                 --           28,565
Other (income) expense ..............        (3,221)            156             --             (3,065)             328
                                       ------------      ----------     ----------        -----------      -----------
Other (income) expense, net .........        42,222              51         45,819             88,092          185,304
                                       ------------      ----------     ----------        -----------      -----------
Income (loss) before income
 taxes ..............................         2,852           3,820        (45,819)           (39,147)        (119,532)
Income tax expense (benefit) ........        33,751            (345)       (16,037) (10)       17,369          (34,028)
Dividends and accretion on
 preferred stock of subsidiary ......        17,601              --             --             17,601           25,586
                                       ------------      ----------     ----------        -----------      -----------
Income (loss) before equity in
 net loss of affiliate...............       (48,500)          4,165        (29,782)           (74,117)        (111,090)

Equity in net loss of affiliate......            --              --        (82,797) (11)      (82,797)              --
                                       ------------      ----------     ----------        -----------      -----------

Income (loss)........................       (48,500)          4,165       (112,579)          (156,914)        (111,090)

Preferred stock dividends ...........        25,670              --             --             25,670               --
                                       ------------      ----------     ----------        -----------      -----------
Income (loss) attributable to common
 stockholders .......................  $    (74,170)     $    4,165     $ (112,579)       $  (182,584)     $  (111,090)
                                       ============      ==========     ==========        ===========      ===========
Basic and diluted loss per common
 share ..............................  $      (0.54)                                      $     (1.32)
                                       ============                                       ===========
Weighted average common shares
 outstanding(19).....................       137,979                                           137,979
                                       ============                                       ===========
                                        PRO FORMA            PRO FORMA
                                       ADJUSTMENTS          ADJUSTMENTS
                                        FOR THE               FOR THE
YEAR ENDED                               CAPSTAR           OTHER COMPLETED        COMPANY
DECEMBER 31, 1998                        MERGER           TRANSACTIONS (18)       PRO FORMA
- -----------------                      -----------        ----------------      ------------
Gross revenues ......................   $   (56,261) (13)  $           522      $  2,020,683
Less: agency commissions ............            --                   (108)         (223,659)
                                        -----------        ---------------      ------------
Net revenues ........................       (56,261)                   414         1,797,024
Operating expenses excluding
 depreciation and amortization ......        (4,400)(13)            (7,122)        1,006,048
Depreciation and amortization .......       (49,425)(13)             5,170           789,239
                                            279,923 (14)
Corporate general and
 administrative .....................            --                     --            61,659
Stock option compensation............            --                     --            21,260
Merger, nonrecurring and systems
 development expense ................        (8,000)(15)                --            76,094
                                        -----------        ---------------      ------------
Operating income (loss) .............      (274,359)                 2,366          (157,276)
Interest expense ....................       (10,600)(13)             4,830           420,337
                                              3,071 (16)
Interest income .....................        10,600 (13)                --            (8,825)
Gain on disposition of assets .......            --                     --          (123,845)
Gain on disposition of
 representation contracts ...........            --                     --           (32,198)
Loss on investment in limited
 liability companies.................            --                     --            28,565
Other (income) expense ..............            --                     --            (2,737)
                                        -----------        ---------------      ------------
Other (income) expense, net .........         3,071                  4,830           281,297
                                        -----------        ---------------      ------------
Income (loss) before income
 taxes ..............................      (277,430)                (2,464)         (438,573)
Income tax expense (benefit) ........       (97,101)(17)              (862)         (114,622)
Dividends and accretion on
 preferred stock of subsidiary ......            --                     --            43,187
                                        -----------        ---------------      ------------
Income (loss) before equity in
 net loss of affiliate...............      (180,329)                (1,602)         (367,138)

Equity in net loss of affiliate......            --                     --           (82,797)
                                        -----------        ---------------      ------------

Income (loss)........................      (180,329)                (1,602)         (449,935)

Preferred stock dividends ...........            --                     --            25,670
                                        -----------        ---------------      ------------
Income (loss) attributable to common
 stockholders .......................   $  (180,329)       $        (1,602)     $   (475,605)
                                        ===========        ===============      ============
Basic and diluted loss per common
 share ..............................                                           $      (2.48)
                                                                                ============
Weighted average common shares
 outstanding(19).....................        53,554                                  191,533
                                        ===========                             ============


      See accompanying notes to Unaudited Pro Forma Financial Information

                                   AMFM INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                 PRO FORMA         COMPANY           CAPSTAR AS
                                                                                ADJUSTMENTS       AS ADJUSTED       ADJUSTED FOR
                                                                    LAMAR         FOR THE          FOR THE         THE COMPLETED
SIX MONTHS ENDED                                 COMPANY         TRANSACTION       LAMAR             LAMAR            CAPSTAR
JUNE 30, 1999                                  HISTORICAL(7)     HISTORICAL(8)  TRANSACTION       TRANSACTION     TRANSACTIONS(12)
- ------------------                             ------------      ------------  -------------      ------------    ---------------
Gross revenues ..............................  $    884,843      $   (120,107)  $         --      $    764,736     $    357,435
Less: agency commissions ....................      (100,432)            9,218             --           (91,214)         (32,920)
                                               ------------      ------------   ------------      ------------     ------------
Net revenues ................................       784,411          (110,889)            --           673,522          324,515
Operating expenses excluding
 depreciation and amortization ..............       427,768           (58,734)            --           369,034          193,696
Depreciation and amortization ...............       292,883           (63,527)            --           229,356           73,651

Corporate general and
 administrative .............................        30,612            (5,884)            --            24,728           13,036
Stock option compensation....................            --                --             --                --            6,912
Merger, nonrecurring and systems
 development expense ........................        28,979                --             --            28,979           10,373
                                               ------------      ------------   ------------      ------------     ------------
Operating income (loss) .....................         4,169            17,256             --            21,425           26,847
Interest expense ............................       181,379              (126)       (23,974) (9)      157,279           84,110

Interest income .............................        (9,268)               --             --            (9,268)            (291)
Gain on disposition of assets ...............       (12,406)               --             --           (12,406)              --
Gain on disposition of
 representation contracts ...................        (8,853)               --             --            (8,853)              --
Loss on investment in limited liability
 companies ..................................            --                --             --                --            2,144
Other (income) expense.......................           200               (69)            --               131               67
                                               ------------      ------------   ------------      ------------     ------------

Other (income) expense net ..................       151,052              (195)       (23,974)          126,883           86,030
                                               ------------      ------------   ------------      ------------     ------------
Income (loss) before income
 taxes ......................................      (146,883)           17,451         23,974          (105,458)         (59,183)
Income tax expense (benefit) ................       (27,349)            4,823          8,391  (10)     (14,135)         (20,273)
Dividends and accretion on preferred
 stock of subsidiary.........................            --                --             --                --           16,261
                                               ------------      ------------   ------------      ------------     ------------

Income (loss) before equity in net loss of
 affiliate ..................................      (119,534)           12,628         15,583           (91,323)         (55,171)
Equity in net loss of affiliate .............            --                --        (42,058) (11)     (42,058)              --
                                               ------------      ------------   ------------      ------------     ------------
Income (loss) ...............................      (119,534)           12,628        (26,475)         (133,381)         (55,171)
Preferred stock dividends ...................        12,835                --             --            12,835               --
                                               ------------      ------------   ------------      ------------     ------------
Income (loss) attributable to
 common stockholders ........................  $   (132,369)     $     12,628   $    (26,475)     $   (146,216)    $    (55,171)
                                               ============      ============   ============      ============     ============
Basic and diluted loss per common
 share ......................................  $      (0.93)                                      $      (1.03)
                                               ============                                       ============
Weighted average common shares
 outstanding(19).............................       142,349                                            142,349
                                               ============                                       ============


                                                   PRO FORMA                PRO FORMA
                                                 ADJUSTMENTS              ADJUSTMENTS
                                                   FOR THE                  FOR THE
SIX MONTHS ENDED                                   CAPSTAR              OTHER COMPLETED        COMPANY
JUNE 30, 1999                                       MERGER              TRANSACTIONS(18)      PRO FORMA
- -----------------                               ------------            ---------------      -----------
Gross revenues ..............................    $   (28,963)(13)       $       (705)        $ 1,092,503
Less: agency commissions ....................             --                      --            (124,134)
                                                 -----------            ------------         -----------
Net revenues ................................        (28,963)                   (705)            968,369
Operating expenses excluding
 depreciation and amortization ..............         (3,921)(13)               (116)            558,693
Depreciation and amortization ...............        (24,713)(13)              2,839             422,705
                                                     141,572 (14)
Corporate general and
 administrative .............................             --                      --              37,764
Stock option compensation....................             --                      --               6,912
Merger, nonrecurring and systems
 development expense ........................         (7,616)(15)                 --              31,736
                                                 -----------            ------------         -----------
Operating income (loss) .....................       (134,285)                 (3,428)            (89,441)
Interest expense ............................         (9,000)(13)              2,717             236,388
                                                       1,282 (16)
Interest income .............................          9,000 (13)                 --                (559)
Gain on disposition of assets ...............             --                      --             (12,406)
Gain on disposition of
 representation contracts ...................             --                      --              (8,853)
Loss on investment in limited liability
 companies ..................................             --                      --               2,144
Other (income) expense.......................             --                      --                 198
                                                 -----------            ------------         -----------

Other (income) expense net ..................          1,282                   2,717            216,912
                                                ------------            ------------         -----------
Income (loss) before income
 taxes ......................................       (135,567)                 (6,145)          (306,353)
Income tax expense (benefit) ................        (47,448)(17)             (2,151)           (84,007)
Dividends and accretion on preferred
 stock of subsidiary.........................             --                      --             16,261
                                                ------------            ------------         -----------

Income (loss) before equity in net loss of
  affiliate .................................        (88,119)                 (3,994)           (238,607)
Equity in net loss of affiliate .............             --                      --             (42,058)
                                                ------------            ------------         -----------
Income (loss) ...............................        (88,119)                 (3,994)           (280,665)
Preferred stock dividends ...................             --                      --              12,835
                                                ------------            ------------         -----------
Income (loss) attributable to
 common stockholders ........................   $    (88,119)           $     (3,994)        $  (293,500)
                                                ============            ============         ===========
Basic and diluted loss per common
 share ......................................                                                $     (1.50)
                                                                                             ===========
Weighted average common shares
 outstanding(19).............................         53,554                                     195,903
                                                ============                                 ===========

      See accompanying notes to Unaudited Pro Forma Financial Information

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

ADJUSTMENTS TO THE UNAUDITED PRO FORMA BALANCE SHEET RELATED TO THE LAMAR TRANSACTION


     (1) Reflects the Lamar Transaction as follows:


                                                                    SALES PRICE ALLOCATION
                         -----------------------------------------------------------------------------------------------------------
                                                PROPERTY
                            NET                   AND       INTANGIBLE                                        DEFERRED
                           CASH      CURRENT    EQUIPMENT,    ASSETS,    INVESTMENT   OTHER      CURRENT        TAX         OTHER
                         PROCEEDS     ASSETS      NET          NET      IN AFFILIATE  ASSETS   LIABILITIES  LIABILITIES  LIABILITIES
                         ---------   --------  -----------  ----------  ------------  -------  -----------  -----------  -----------
Lamar
  Transaction(a)...      $(680,000)  $(54,411) $(1,173,743)  $(504,426)   $1,127,389  $(6,410)     $20,119      $32,132      $1,753



                           SALES        FINANCING
                           PRICE      ------------
                         ALLOCATION     DECREASE
                         -----------       IN
                         ACCUMULATED   LONG-TERM
                          DEFICIT         DEBT
                         -----------  ------------
Lamar
  Transaction(a)...        $(122,403)    $(680,000)


(a) On September 15, 1999, the Company consummated the sale of its outdoor advertising business to Lamar Advertising Company ("Lamar") in exchange for $700,000 in cash and 26,227,273 shares of Lamar's class A common stock, subject to a working capital adjustment. For purposes of the unaudited pro forma condensed combined financial statements, the fair market value of the Lamar common stock to be received is calculated by using $46.063 per share which is based on the closing market price of Lamar common stock on September 15, 1999. The aggregate sales price is summarized below:

               Cash to be received.............................................   $  700,000
               Less estimated transaction costs................................      (20,000)
                                                                                  ----------
               Net cash proceeds...............................................      680,000
               Estimated fair value of common stock to be issued by Lamar to
                  AMFM (26,227,273 shares @ $46.063 per share).................    1,208,094
                                                                                  ----------
               Aggregate sales price...........................................   $1,888,094
                                                                                  ==========

     The amount allocated to accumulated deficit represents the estimated gain on the disposition of $269,017 net of deferred portion of the gain of $80,705 and taxes of $65,909. The Company's interest in Lamar will be accounted for under the equity method of accounting and is valued for purposes of the unaudited pro forma condensed combined financial statements at $1,127,389. The Company's estimated cost basis of the investment in Lamar of $1,208,094 exceeded the Company's underlying equity in the net assets of Lamar by $787,457, which the Company will amortize on a straight-line basis over a period of 15 years.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET RELATED TO THE CAPSTAR MERGER

     (2) Merger Purchase Price Information. In connection with the Capstar merger, each outstanding share of Capstar common stock was converted into the right to receive 0.4955 shares of the combined entity. For purposes of the unaudited pro forma condensed combined financial statements, the fair market value of common stock is calculated by using $44.75 per share which is based on the market price of AMFM Inc. (formerly Chancellor Media Corporation) common stock on the announcement date of the Capstar merger on August 26, 1998. The aggregate purchase price is summarized below:

    EXCHANGE OF CAPSTAR COMMON STOCK:
    Shares of Capstar common stock outstanding
      at July 13, 1999..........................................  108,080,657
    Exchange ratio..............................................       0.4955
                                                                  -----------
    Shares of AMFM Inc. common stock issued in connection
      with the Capstar merger...................................   53,553,966
                                                                  ===========
    AGGREGATE PURCHASE PRICE:
    Estimated fair value of common stock to be issued in
      connection with the Capstar merger (53,553,966 shares @
      $44.75 per share).........................................                $2,396,540
    Capstar debt and equity assumed at fair values:
      Long-term debt outstanding:
         Capstar Credit Facility................................    1,160,000
         12 3/4% Senior Discount Notes due 2009.................      238,420
         9 1/4% Senior Subordinated Notes due 2007..............      205,963
         10 3/4% Senior Subordinated Notes due 2006.............      318,955
         11 3/8% Senior Subordinated Notes due 2000.............          566
         Note payable to affiliate..............................      150,000
         Capital lease obligation and other notes payable.......       19,416
                                                                  -----------
      Total long-term debt outstanding..........................                 2,093,320
      12% senior exchangeable preferred stock...................                   146,988
      12 5/8% Series E cumulative exchangeable preferred
         stock..................................................                   165,849
      Stock options and warrants issued by Capstar..............                    81,481
    Financial advisors, legal, accounting and other transaction
      costs.....................................................                    22,000
    Estimated fair value of stock options issued to Hicks
      Muse for financial advisory and other transaction costs...                    21,700
                                                                                ----------
    Aggregate purchase price....................................                $4,927,878
                                                                                ==========

     To record the aggregate purchase price of the Capstar merger and eliminate certain Capstar historical balances as follows:



                                                           ELIMINATION
                                                            OF CAPSTAR
                                                            HISTORICAL
                                                             BALANCES
                                                           AS ADJUSTED
                                                             FOR THE
                                              PURCHASE      COMPLETED       CAPSTAR
                                                PRICE        CAPSTAR        MERGER         NET
                                             ALLOCATION    TRANSACTIONS    FINANCING    ADJUSTMENT
                                             -----------   ------------   -----------   ----------
    Current assets.........................  $   157,907   $  (157,907)   $        --   $       --
    Property and equipment, net(a).........      266,480      (266,480)            --           --
    Intangible assets(a)...................    6,042,837    (4,438,811)            --    1,604,026
    Other assets...........................       43,261       (43,261)            --           --
    Current liabilities....................      (91,720)       91,720             --           --
    Long-term debt(b)......................           --     2,043,281     (2,115,320)     (72,039)
    Deferred tax liability(c)..............   (1,497,613)    1,215,538             --     (282,075)
    Redeemable preferred stock(d)..........           --       278,627       (312,837)     (34,210)
    Common stock(e)........................           --         1,078           (536)         542
    Additional paid-in capital(f)..........           --     1,523,492     (2,499,185)    (975,693)
    Stock subscription receivable..........        2,826        (2,826)            --           --
    Unearned compensation..................        3,900        (3,900)            --           --
    Accumulated deficit....................           --      (240,551)            --     (240,551)
                                             -----------   -----------    -----------   ----------
    Aggregate purchase price...............  $ 4,927,878   $        --    $(4,927,878)  $       --
                                             ===========   ===========    ===========   ==========

- -------------------------

(a) The Company has assumed that historical balances of net property and equipment acquired approximate fair value for the preliminary allocation of the purchase price. The Company, on a preliminary basis, has allocated $4,545,224 of intangible assets to broadcast licenses and $1,497,613 to goodwill, each with an estimated average life of 15 years. This preliminary allocation is based upon historical information from prior radio acquisitions.

(b) Reflects the adjustment to record debt assumed or incurred by the Company including (i) the fair value of Capstar's long-term debt of $2,093,320 and (ii) additional bank borrowings of $22,000 required to finance estimated financial advisors, legal, accounting and other transaction costs.

(c) Reflects the adjustment to record a $1,497,613 deferred tax liability related to the difference between the financial statement carrying amount and the tax basis of Capstar acquired assets.

(d) Reflects the adjustment to record the estimated fair value of redeemable preferred stock to be assumed by the Company including (i) Capstar's 12% senior exchangeable preferred stock of $146,988 and (ii) Capstar's
        12 5/8% series E cumulative exchangeable preferred stock of $165,849.

(e) Reflects 53,553,966 shares of AMFM Inc. common stock at a par value of $0.01 to be issued in connection with the Capstar merger.

(f) Reflects additional paid-in capital of $2,396,004 related to 53,553,966 shares of AMFM Inc. common stock issued in connection with the Capstar merger, the fair value of stock options and warrants assumed by AMFM Inc. of $81,481 and the fair value of stock options issued to Hicks Muse of $21,700. The fair value of the Capstar stock options and warrants was estimated using the Black-Scholes option pricing model and the Capstar merger exchange ratio of 0.4955 applied to Capstar's outstanding options and warrants and exercise prices.

         At July 13, 1999, Capstar had 3,803,640 options outstanding with exercise prices ranging from $7.10 to $21.63 and 2,696,406 warrants outstanding with exercise prices ranging from $14.00 to $18.10.

     (3) Reflects the elimination of the $150,000 Capstar loan in connection with the Capstar merger. The Company made this loan to Capstar on May 29, 1998.

     (4) Reflects additional bank borrowings of $20,000 required to finance estimated financial advisory and other expenses to be incurred by Capstar in connection with the Capstar merger. This amount includes $10,000 that was paid in cash to Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse") at the closing of the merger. Hicks Muse also received options to purchase 969,616 shares of AMFM Inc. common stock at an exercise price of $52.00 per share, with the exercisability of the options generally conditioned upon the average fair market value of AMFM Inc. common stock, calculated on a daily basis, being equal to or exceeding $100.00 per share for a period of 30 consecutive trading days during the five year period following the merger.

     (5) Reflects the adjustment to record estimated stock option compensation expense of $13,221 relating to the vesting of certain executive warrants in connection with the Capstar merger.


ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET RELATED TO THE OTHER COMPLETED TRANSACTION

     (6) On July 1, 1999, the Company acquired KKFR-FM and KFYI-AM in Phoenix from The Broadcast Group, Inc. for $90,000 in cash plus various other direct acquisition costs. Reflects the Phoenix Acquisition as follows:

                            PURCHASE PRICE ALLOCATION          FINANCING
                       ------------------------------------    ----------
                                    PROPERTY                    INCREASE
                                      AND        INTANGIBLE        IN
                       PURCHASE    EQUIPMENT,      ASSETS,      LONG-TERM
                         PRICE        NET          NET(a)         DEBT
                       ----------  -----------   ----------    ----------
Phoenix Acquisition...  $90,000     $4,840        $85,160       $90,000

- -------------------------

(a) The Company has allocated the intangible assets to broadcast licenses with an estimated average life of 15 years.

(7) The Company began operating KKFR-FM and KFYI-AM in Phoenix under a time brokerage agreement effective November 5, 1998. Therefore, the results of operations of KKFR-FM and KFYI-AM are included in the Company's historical operations subsequent to this date during 1998 and for the six months ended June 30, 1999.

     The Company entered into a time brokerage agreement to sell substantially all of the broadcast time of WMVP-AM in Chicago effective September 10, 1998. Therefore, substantially all of the results of operations of WMVP-AM are excluded from the Company's historical operations subsequent to this date during 1998 and for the six months ended June 30, 1999.

(8) On September 15, 1999, the Company consummated the sale of its outdoor advertising business to Lamar in exchange for net proceeds of $680,000 in cash, subject to a working capital adjustment, and 26,227,273 shares of Lamar's class A common stock. This adjustment removes the historical results of operations of the Company's outdoor advertising business.

(9) Reflects the increase to interest expense of $45,819 for the year ended December 31, 1998 and the decrease to interest expense of $23,974 for the six months ended June 30, 1999 in connection with the additional bank borrowings related to the outdoor advertising acquisitions completed during 1998 and 1999 and the elimination of debt related to the proceeds of $680,000 from the Lamar Transaction.

(10) Reflects the tax effect of the pro forma adjustment.

(11) The adjustment to reflect the Company's 30.0% equity interest in Lamar and amortization of the investment basis in excess of underlying equity in the net assets of Lamar over an estimated life of 15 years is as follows:

                                                                                                        SIX MONTHS
                                                                                     YEAR ENDED            ENDED
                                                                                  DECEMBER 31, 1998    JUNE 30, 1999
                                                                                 ------------------   ---------------
     Lamar historical net loss applicable to common stock.....................       $ (12,255)          $ (15,958)

     Pro forma adjustments for significant acquisitions completed by Lamar
          during 1998 ........................................................         (19,640)                 --

     Pro forma adjustments to reflect the pending acquisition by
          Lamar of the Company's outdoor business.............................         (69,104)            (36,740)
                                                                                     ---------           ---------
     Lamar pro forma net loss applicable to common stockholders...............        (100,999)            (52,698)

     AMFM equity interest.....................................................            30.0%               30.0%
                                                                                     ---------           ---------
     Equity in pro forma net loss of Lamar....................................         (30,300)            (15,809)

     Amortization of investment basis in excess of underlying
          equity in the net assets of Lamar...................................         (52,497)            (26,249)
                                                                                     ---------           ---------
     Total equity in net loss of affiliate....................................       $ (82,797)          $ (42,058)
                                                                                     =========           =========

     The Lamar pro forma net loss applicable to common stockholders was estimated by the Company based on information obtained from publicly filed financial statements. These estimates including the allocation of purchase price are preliminary and subject to change.

ADJUSTMENTS TO CAPSTAR'S HISTORICAL CONDENSED STATEMENT OF OPERATIONS RELATED TO THE COMPLETED CAPSTAR TRANSACTIONS

(12) Capstar's historical condensed statement of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 and pro forma adjustments related to the completed Capstar transactions is summarized below:


                                                                      PRO FORMA       CAPSTAR
                                                                     ADJUSTMENTS    AS ADJUSTED
                                                       COMPLETED       FOR THE        FOR THE
                                                        CAPSTAR       COMPLETED      COMPLETED
YEAR ENDED                               CAPSTAR     TRANSACTIONS      CAPSTAR        CAPSTAR
DECEMBER 31, 1998                       HISTORICAL   HISTORICAL(A)   TRANSACTIONS   TRANSACTIONS
- -----------------                       ----------   -------------   ------------   ------------
Gross revenues........................   $568,050      $ 120,765       $     --      $ 688,815
Less: agency commissions..............    (50,583)       (11,612)            --        (62,195)
                                         --------      ---------       --------      ---------
Net revenues..........................    517,467        109,153             --        626,620
Operating expenses excluding
  depreciation and amortization.......    304,565         54,449             --        359,014
Depreciation and amortization.........     96,207         13,290         23,726 (B)    133,223
Corporate general and
  administrative......................     23,678          3,240             --         26,918
Stock option compensation.............     21,260         74,199        (74,199)(C)     21,260
LMA fees..............................      4,103            697         (4,800)(D)         --
Other nonrecurring costs..............     12,970         35,318        (11,255)(E)     20,433
                                                                        (16,600)(F)
                                         --------      ---------       --------      ---------
Operating income (loss)...............     54,684        (72,040)        83,128         65,772
Interest expense......................    121,145         31,508          7,533 (G)    160,186
Interest income.......................     (3,423)          (352)            --         (3,775)
Loss on investments in limited
  liability companies.................     28,565             --             --         28,565
Other (income) expense................        183          3,308         (3,163)(H)        328
                                         --------      ---------       --------      ---------
Income (loss) before income taxes.....    (91,786)      (106,504)        78,758       (119,532)
Income tax expense (benefit)..........    (24,317)           210         (9,921)(I)    (34,028)
Dividends and accretion on preferred
  stock of subsidiary.................     21,987             --         17,264 (J)     25,586
                                                                        (13,665)(K)
                                         --------      ---------       --------      ---------
Net income (loss).....................    (89,456)      (106,714)        85,080       (111,090)
Preferred stock dividends.............         --         17,264        (17,264)(J)         --
                                         --------      ---------       --------      ---------
Income (loss) attributable to common
  stockholders........................   $(89,456)     $(123,978)      $102,344      $(111,090)
                                         ========      =========       ========      =========



                                                      PRO FORMA       CAPSTAR
                                                     ADJUSTMENTS    AS ADJUSTED
                                                       FOR THE        FOR THE
                                                      COMPLETED      COMPLETED
SIX MONTHS ENDED                         CAPSTAR       CAPSTAR        CAPSTAR
JUNE 30, 1999                           HISTORICAL   TRANSACTIONS   TRANSACTIONS
- ------------------                      ----------   ------------   ------------
Gross revenues........................   $357,435       $    --       $357,435
Less: agency commissions..............    (32,920)           --        (32,920)
                                         --------       -------       --------
Net revenues..........................    324,515            --        324,515
Operating expenses excluding
  depreciation and amortization.......    193,696            --        193,696
Depreciation and amortization.........     73,651            --         73,651
Corporate general and
  administrative......................     13,036            --         13,036
Stock option compensation.............      6,912            --          6,912
LMA fees..............................        355          (355)(D)         --
Other nonrecurring costs..............     10,373            --         10,373
                                         --------       -------       --------
Operating income (loss)...............     26,492           355         26,847
Interest expense......................     84,110                       84,110
Interest income.......................       (291)           --           (291)
Loss on investment in limited
  liability companies.................      2,144            --          2,144
Other (income) expense................         67            --             67
                                         --------       -------       --------
Income (loss) before income taxes.....    (59,538)          355        (59,183)
Income tax expense (benefit)..........    (20,397)          124 (I)    (20,273)
Dividends and accretion on preferred
  stock of subsidiary.................     16,261            --         16,261
                                         --------       -------       --------
Net income (loss).....................    (55,402)          231        (55,171)
Preferred stock dividends.............         --            --             --
                                         --------       -------       --------
Income (loss) attributable to common
  stockholders........................   $(55,402)      $   231       $(55,171)
                                         ========       =======       ========

(A) The detail of the historical financial data of significant stations acquired or disposed of in the completed transactions by Capstar for the year ended December 31, 1998 has been obtained from the historical financial statements of the respective stations and is summarized below:

                                                                  OTHER
                                 PATTERSON         SFX             SFX         COMPLETED
                                ACQUISITION    ACQUISITION    TRANSACTIONS      CAPSTAR
          YEAR ENDED            HISTORICAL     HISTORICAL      HISTORICAL     TRANSACTIONS
      DECEMBER 31, 1998         1/1-1/29(i)   1/1-5/29(ii)    1/1-5/29(iii)    HISTORICAL
      -----------------         -----------   -------------   -------------   ------------
Gross revenues................    $ 3,853       $ 141,369       $(24,457)      $ 120,765
Less: agency commissions......       (350)        (16,692)         5,430         (11,612)
                                  -------       ---------       --------       ---------
Net revenues..................      3,503         124,677        (19,027)        109,153
Operating expenses excluding
 depreciation and
 amortization.................      2,523          78,235        (26,309)         54,449
Depreciation and
 amortization.................        497          17,668         (4,875)         13,290
Corporate general and
 administrative...............        171           3,069             --           3,240
Stock option compensation.....         --          74,199             --          74,199
LMA fees......................         --             697             --             697
Other nonrecurring costs......         --          35,318             --          35,318
                                  -------       ---------       --------       ---------
Operating income (loss).......        312         (84,509)        12,157         (72,040)
Interest expense..............        645          30,867             (4)         31,508
Interest income...............         --            (352)            --            (352)
Other expense.................      3,163              --            145           3,308
                                  -------       ---------       --------       ---------
Income (loss) before income
 taxes........................     (3,496)       (115,024)        12,016        (106,504)
Income tax expense............         --             210             --             210
                                  -------       ---------       --------       ---------
Net income (loss).............     (3,496)       (115,234)        12,016        (106,714)
Preferred stock dividends.....         --          17,264             --          17,264
                                  -------       ---------       --------       ---------
Income (loss) attributable to
 common stockholders..........    $(3,496)      $(132,498)      $ 12,016       $(123,978)
                                  =======       =========       ========       =========

- ---------------

(i) In January 1998, Capstar acquired 39 radio stations (25 FM and 14 AM) from Patterson Broadcasting, Inc. for approximately $227,186 in cash.

(ii) On May 29, 1998, Capstar acquired SFX, a radio broadcasting company which owned 81 radio stations (60 FM and 21 AM) and operated two additional radio stations (1 FM and 1 AM) under time brokerage or joint sales agreements (the "SFX Acquisition"). The acquisition was effected through the merger of a wholly owned subsidiary of Capstar with and into SFX, with SFX surviving the merger as a wholly owned subsidiary of Capstar. The total consideration paid for all of the outstanding common equity interest of SFX was approximately $1,279,656, including direct costs of the acquisition.

(iii) Other SFX transactions include the following transactions related to stations acquired by Capstar from SFX on May 29, 1998:

     (a) On February 20, 1998, the Company entered into an agreement to acquire from Capstar KTXQ-FM and KBFB-FM in Dallas/Ft. Worth, KODA-FM, KKRW-FM and KQUE-AM in Houston, KPLN-FM and KYXY-FM in San Diego and WPHH-FM, WJJJ-FM, WXDX-FM and WDVE-FM in Pittsburgh (collectively, the "Capstar/SFX Stations") for an aggregate purchase price of approximately $637,500 in a series of purchases and exchanges over a period of three years (the "Capstar/SFX Transaction"). In connection with the Capstar/SFX Transaction, Capstar entered into a time brokerage agreement with the Company to sell substantially all of the broadcasting time of ten of the Capstar/SFX Stations (9 FM and 1 AM) effective May 29, 1998. The Company is currently assessing the effects of the Capstar Merger on the February 20, 1998 purchase agreement. Reflects the adjustment to eliminate the results of operations of the Capstar/SFX Stations operated by the Company under time brokerage agreements and to record the related time brokerage (LMA) fee revenue of $20,594 for the period January 1, 1998 to May 29, 1998.

     (b) In connection with the SFX Acquisition, Capstar was required to dispose of certain stations acquired from SFX due to governmental restrictions on multiple station ownership. On May 29, 1998, Capstar completed the following disposition and exchange transactions to comply with the multiple ownership rules:

          -the sale of one FM station in Houston, Texas to HBC Houston, Inc. for approximately $54,000;

          -the sale of four radio stations (3 FM and 1 AM) in Long Island, New
           York to Cox Radio, Inc. for approximately $46,000;

          -the sale of four radio stations (3 FM and 1 AM) in Greenville, South
           Carolina to Clear Channel Radio, Inc. for approximately $35,000;

          -the sale of one FM station in Daytona Beach, Florida to Clear Channel
           Metroplex, Inc. for approximately $11,500;

          -the assignment of four radio stations (2 FM and 2 AM) in Fairfield, Connecticut with an aggregate fair market value of $15,000 to a trust pending the sale to a third party; and

          -the exchange of KODA-FM in Houston, Texas to the Company for two FM stations in Jacksonville, Florida (valued at $53,000) and $90,250 in cash, which was used by Capstar to acquire three stations (2 FM and 1
           AM) in Austin, Texas through a qualified intermediary.

      Reflects the adjustment to eliminate the results of operations of the SFX stations disposed by Capstar and to record the results of operations for the stations received in the exchange transaction for the period January 1, 1998 to May 29, 1998.

(B) Reflects incremental amortization related to the completed transactions and is based on the following allocation to intangible assets:

                                      INCREMENTAL                                  HISTORICAL    ADJUSTMENT
        COMPLETED TRANSACTIONS        AMORTIZATION   INTANGIBLE    AMORTIZATION   AMORTIZATION    FOR NET
     YEAR ENDED DECEMBER 31, 1998      PERIOD(i)     ASSETS, NET     EXPENSE        EXPENSE       INCREASE
     ----------------------------     ------------   -----------   ------------   ------------   ----------
   Patterson Acquisition............    1/1-1/29     $  268,219      $   540        $   356       $   184
   SFX Acquisition..................    1/1-5/29      3,194,742       33,057          9,515        23,542
                                                     ----------      -------        -------       -------
                                                     $3,462,961      $33,597        $ 9,871       $23,726
                                                     ==========      =======        =======       =======

- ---------------

      (i) The incremental amortization period represents the period of the year that the acquisition was not completed. Intangible assets consist of broadcast licenses which are amortized on a straight-line basis over estimated average lives of 40 years. Actual amortization may differ based upon final purchase price allocations.

(C) Reflects the elimination of non-recurring transaction-related compensation expense of $74,199 attributable to the voluntary settlement of the outstanding options, SARs and unit purchase options by SFX in connection with Capstar's acquisition of SFX.

(D) Reflects the elimination of $4,800 of time brokerage (LMA) fees for the year ended December 31, 1998, of which $4,103 were paid by Capstar and $697 by SFX, and $355 of time brokerage (LMA) fees paid by Capstar for the six months ended June 30, 1999 related to acquired radio stations that were previously operated under time brokerage agreements.

(E) Reflects the elimination of non-recurring transaction-related charges of $11,255 recorded by SFX in connection with Capstar's acquisition of SFX and the spin-off of SFX Entertainment, Inc. These charges consist primarily of legal, accounting and regulatory fees.

(F) Reflects the elimination of the consent solicitation payments to the holders of the 10 3/4% Senior Subordinated Notes due 2006 and 12 5/8% series E cumulative exchangeable preferred stock of SFX incurred in connection with the spin-off of SFX Entertainment of $16,600. The spin-off of SFX Entertainment was consummated in April 1998.

(G) Reflects the adjustment to interest expense in connection with the consummation of the completed Capstar transactions:

                                                             YEAR ENDED
                                                         DECEMBER 31, 1998
                                                         -----------------
  Additional bank borrowings related to completed
    acquisitions.......................................     $1,362,072

  Interest expense at 8.00%............................     $  108,966
  Less: historical interest expense recognized
    subsequent to completed acquisition................        (69,925)
                                                            ----------
  Incremental interest expense.........................         39,041
  Less: historical interest expense recognized by the
    acquired company...................................        (31,508)
                                                            ----------
  Net increase in interest expense.....................     $    7,533
                                                            ==========

(H) Adjustment represents the elimination of $3,163 of transaction expenses recorded by Patterson in connection with Capstar's acquisition of Patterson.

(I)   Reflects the tax effect of the pro forma adjustments.

(J) Reclassification of SFX's historical preferred stock dividends of $17,264 to Capstar's dividends on preferred stock of subsidiaries.

(K) Reflects the elimination of a portion of the redeemable preferred stock dividends related to the SFX Acquisition and the subsequent redemption of $119,600 and $500 liquidation preference on July 3, 1998 and July 10, 1998, respectively, of the 12 5/8% series E cumulative preferred stock of SFX as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
       Dividends on 6% series C redeemable preferred stock
        redeemed as part of the SFX Merger on May 29,
        1998................................................    $   (112)
       Dividends on 6 1/2% series D cumulative convertible
        exchangeable preferred stock redeemed as part of the
        SFX Merger on May 29, 1998..........................      (5,841)
       Dividends on 12 5/8% series E cumulative exchangeable
        preferred stock of $119,500 and $500 for the period
        January 1, 1998 to the redemption dates of July 3,
        1998 and July 10, 1998, respectively................      (7,712)
                                                                --------
       Total adjustment for net decrease in dividends and
        accretion...........................................    $(13,665)
                                                                ========

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS RELATED TO THE CAPSTAR MERGER

(13) Reflects the elimination of intercompany transactions between the Company and Capstar for the Company's media representation services provided to Capstar, Capstar's participation in the Company's The AMFM Radio Networks, fees paid by the Company to Capstar under time brokerage (LMA) agreements and interest on Capstar's note payable to the Company of $150,000 for the year ended December 31, 1998 and the six months ended June 30, 1999.

(14) Reflects incremental amortization related to the Capstar merger and is based on the allocation of the total consideration as follows:

                                                                                                SIX MONTHS
                                                                                                  ENDED
                                                                              YEAR ENDED         JUNE 30,
                                                                           DECEMBER 31, 1998       1999
                                                                           -----------------   ------------
Amortization expense on $6,042,837 of intangible assets.....                   $ 402,856         $201,427
Less: historical amortization expense.......................                    (122,933)         (59,855)
                                                                                ---------         --------
Adjustment for net increase in amortization expense.........                   $ 279,923         $141,572
                                                                               =========         ========

     Historical depreciation expense of Capstar as adjusted for the completed Capstar transactions is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(15) Reflects the elimination of financial advisory and other expenses of Capstar in connection with the Capstar merger of $8,000 for the year ended December 31, 1998 and $7,616 for the six months ended June 30, 1999.

(16) Reflects the adjustment to record interest expense of $3,071 for the year ended December 31, 1998 and $1,282 for the six months ended June 30, 1999 on additional bank borrowings related to estimated financial advisors, legal, accounting and other professional fees incurred by AMFM and Capstar.

(17) Reflects the tax effect of the pro forma adjustments.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS RELATED TO THE OTHER COMPLETED TRANSACTIONS

(18) The condensed combined statement of operations for the other completed transactions for the year ended December 31, 1998 and for the six months ended June 30, 1999 are summarized below:

                                                                     THE
                                                   CHICAGO        BROADCAST            PRO FORMA
                                                 DISPOSITION      GROUP, INC.       ADJUSTMENTS FOR      COMPANY OTHER
YEAR ENDED                                        HISTORICAL      HISTORICAL      THE OTHER COMPLETED     COMPLETED
DECEMBER 31, 1998                                1/1-12/31 (a)   1/1-12/31 (b)       TRANSACTIONS        TRANSACTIONS
- -----------------                                ------------    ------------     -------------------    ------------
Gross revenues ..............................    $    (11,530)   $    13,101         $     (1,049)(c)    $        522
Less: agency commissions ....................           1,221         (1,329)                  --                (108)
                                                 ------------    -----------         ------------        ------------
Net revenues ................................         (10,309)        11,772               (1,049)                414
Operating expenses excluding
  depreciation and amortization .............         (13,271)         6,149                   --              (7,122)
Depreciation and amortization ...............            (592)           188                5,574 (d)           5,170
Corporate general and
  administrative ............................              --             --                   --                  --
                                                 ------------    -----------         ------------        ------------
Operating income (loss) .....................           3,554          5,435               (6,623)              2,366
Interest expense ............................              --            332                4,498 (e)           4,830
Interest income .............................              --             --                   --                  --
Other (income) expense ......................              --             --                   --                  --
                                                 ------------    -----------         ------------        ------------
Income (loss) before income
  taxes .....................................           3,554          5,103              (11,121)             (2,464)
Income tax expense ..........................              --          1,850               (2,712)(f)            (862)
Dividends and accretion on
  preferred stock of subsidiary .............              --             --                   --                  --
                                                 ------------    -----------         ------------        ------------
Net income (loss) ...........................           3,554          3,253               (8,409)             (1,602)
Preferred stock dividends ...................              --             --                   --                  --
                                                 ------------    -----------         ------------        ------------
Income (loss) attributable to
  common stockholders .......................    $      3,554    $     3,253         $     (8,409)       $     (1,602)
                                                 ============    ===========         ============        ============

                                                         CHICAGO             PRO FORMA
                                                       DISPOSITION          ADJUSTMENTS
SIX MONTHS ENDED                                        HISTORICAL         FOR THE OTHER           COMPANY OTHER
JUNE 30, 1999                                          1/1-4/16 (a)   COMPLETED TRANSACTIONS   COMPLETED TRANSACTIONS
- ------------------                                     ------------   ----------------------   ----------------------
Gross revenues ..................................      $    (705)            $       --             $    (705)
Less: agency commissions ........................             --                     --                    --
                                                       ---------             ----------             ---------
Net revenues ....................................           (705)                    --                  (705)
Operating expenses excluding depreciation and
  amortization ..................................           (116)                    --                  (116)
Depreciation and amortization ...................             --                  2,839 (d)             2,839
                                                       ---------             ----------             ---------
Operating income (loss) .........................           (589)                (2,839)               (3,428)
Interest expense ................................             --                  2,717 (e)             2,717
                                                       ---------             ----------             ---------
Income (loss) before income taxes ...............           (589)                (5,556)               (6,145)
Income tax expense ..............................             --                 (2,151)(f)            (2,151)
                                                       ---------             ----------             ---------
Net income (loss) ...............................           (589)                (3,405)               (3,994)
Preferred stock dividends .......................             --                     --                    --
                                                       ---------             ----------             ---------
Income (loss) attributable to common
  stockholders ..................................      $    (589)            $   (3,405)            $  (3,994)
                                                       =========             ==========             =========

- ---------------

(a) On April 16, 1999, the Company sold WMVP-AM in Chicago to ABC, Inc. for $21,000 in cash. The Company entered into a time brokerage agreement to sell substantially all of the broadcast time of WMVP-AM effective September 10, 1998.

(b) On July 1, 1999, the Company acquired KKFR-FM and KFYI-AM in Phoenix from The Broadcast Group, Inc. for $90,000 in cash. The Company began operating KKFR-FM and KFYI-AM under a time brokerage agreement effective
     November 5, 1998.

(c) Reflects the elimination of revenue related to the time brokerage agreement between The Broadcast Group Inc. and the Company. The Company began operating KKFR-FM and KFYI-AM in Phoenix under the time brokerage agreement effective November 5, 1998.

(d) Reflects incremental amortization related to the assets acquired in the Phoenix Acquisition and is based on the allocation of the total consideration as follows:

                                INCREMENTAL    INTANGIBLE                   HISTORICAL    ADJUSTMENT
YEAR ENDED                      AMORTIZATION    ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
DECEMBER 31, 1998                PERIOD(i)        NET        EXPENSE(i)      EXPENSE       INCREASE
- -------------------             ------------   ----------   ------------   ------------   ----------
Phoenix Acquisition...........   1/1-12/31      $85,160        $5,677         $103          $5,574
                                                =======        ======         ====          ======

                                INCREMENTAL    INTANGIBLE                   HISTORICAL    ADJUSTMENT
SIX MONTHS ENDED                AMORTIZATION    ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
JUNE 30, 1999                    PERIOD(i)        NET        EXPENSE(i)      EXPENSE       INCREASE
- -------------------             ------------   ----------   ------------   ------------   ----------
Phoenix Acquisition...........    1/1-6/30      $85,160        $2,839          $--          $2,839
                                                =======        ======          ===          ======

- -------------------------

     (i) Intangible assets are amortized on a straight-line basis over an estimated average 15 year life. The incremental amortization period represents the period of the year that the acquisition was not completed.

     Historical depreciation expense for the Phoenix Acquisition is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(e)  Reflects the adjustment to interest expense as follows:

                                                                                 SIX MONTHS
                                                                  YEAR ENDED       ENDED
                                                                 DECEMBER 31,     JUNE 30,
                                                                     1998           1999
                                                                 ------------   ------------
   Additional bank borrowings related to other completed
       transactions............................................    $ 69,000       $ 69,000
                                                                   --------       --------
   Interest expense at 7.0%....................................       4,830          2,415

   Less:  historical interest expense recognized
       subsequent to the completed transaction.................          --            302
                                                                   --------       --------
   Incremental interest expense................................       4,830          2,717

   Less:  historical interest expense recognized
       by the acquired company.................................        (332)            --
                                                                   --------       --------
   Net increase in interest expense............................    $  4,498       $  2,717
                                                                   ========       ========

(f)  Reflects the tax effect of the pro forma adjustments.

(19) The pro forma combined loss per common share data is computed by dividing pro forma loss attributable to common stockholders by the weighted average common shares assumed to be outstanding. A summary of shares used in the pro forma combined loss per common share calculation follows:

                                                                             SIX MONTHS
                                                          YEAR ENDED           ENDED
                                                       DECEMBER 31, 1998   JUNE 30, 1999
                                                       -----------------   -------------
                                                        (IN THOUSANDS)     (IN THOUSANDS)
Historical weighted average shares outstanding.......       137,979            142,349
Incremental weighted average shares relating to:
  53,553,966 shares of Common Stock to be issued in
     connection with the Capstar merger..............        53,554             53,554
                                                           --------           --------
Shares used in the pro forma combined earnings per
  share calculation..................................       191,533            195,903
                                                           ========           ========